Exhibit 99.3

THERMO FISHER SCIENTIFIC INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 3, 2014, Thermo Fisher Scientific Inc. (the “company” or “Thermo Fisher”) completed the acquisition of Life Technologies Corporation (“Life Technologies”). In addition, on March 21, 2014, the company sold its sera and media, gene modulation and magnetic beads businesses to GE Healthcare for approximately $1.06 billion as a condition of antitrust approval to acquire Life Technologies. The unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition and the disposition.

The unaudited pro forma condensed combined balance sheet as of December 31, 2013, and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2013, are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheets of the company and Life Technologies and gives effect to the acquisition and disposition as if they had been completed on December 31, 2013. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2013 combines the historical results of the company and Life Technologies and gives effect to the acquisition and the disposition as if they had occurred on January 1, 2013.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the acquisition and the disposition occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of the company and Life Technologies, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the separate historical financial statements and accompanying notes of the company as of and for the year ended December 31, 2013 included in the company’s annual report on Form 10-K for the year ended December 31, 2013; and

•
the separate historical financial statements and accompanying notes of Life Technologies as of and for each of the two years ended December 31, 2013 included in Exhibit 99.2 to the Current Report on Form 8-K/A to which these pro forma financial statements are also an exhibit.

        The unaudited pro forma condensed combined financial information was prepared by using the purchase method of accounting. In the unaudited pro forma condensed combined balance sheet, the company’s cost to acquire Life Technologies has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as the date of the acquisition. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by the company with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value. For example, if the value of the definite lives intangible assets increased by 10%, annual pro forma income from continuing operations would decrease by approximately $45 million.

                The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets.

THERMO FISHER SCIENTIFIC INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

                The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition or any related restructuring costs. Cost savings, if achieved, could result from material sourcing and elimination of redundant costs including headcount and facilities.

        The unaudited pro forma condensed combined financial statements do not reflect certain amounts resulting from the acquisition because we consider them to be of a non-recurring nature. Such amounts will be comprised of charges for the sale of inventories revalued at the date of acquisition as well as restructuring and other exit and non-recurring costs related to the integration of the Thermo Fisher and Life Technologies businesses.

Thermo Fisher Scientific Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2013
(In millions)

	Thermo Fisher Scientific As Reported	Life Technologies As Reported	Acquisition Adjustments		Disposition Adjustments		Pro Forma Combined

Current Assets:
Cash and cash equivalents	$5,826.0	$629.8	$(5,666.1)	(A)			$672.9
			(116.8)	(B)
Short-term available-for-sale investments, at quoted market value	4.5	20.9					25.4
Accounts receivable, net	1,942.3	651.9	(8.9)	(O)			2,569.3
			(16.0)	(D)
Inventories	1,494.5	420.4	294.3	(C)	$(67.5)	(U)	2,119.5
			(22.2)	(D)
Deferred tax assets	192.5	134.4	4.5	(H)	(2.0)	(U)	329.4
Other current assets	420.9	188.0	7.2	(I)	(4.8)	(U)	610.9
			(0.4)	(M)

Total Current Assets	9,880.7	2,045.4	(5,524.4)		(74.3)		6,327.4

Property, Plant and Equipment, Net	1,767.4	778.1	(11.1)	(E)	(41.4)	(U)	2,493.0

Acquisition-related Intangible Assets, Net	7,071.3	1,252.0	(1,252.0)	(F)	(45.4)	(U)	16,339.2
			9,313.3	(G)

Other Assets	640.7	155.7	117.4	(H)	(1.9)	(U)	914.5
			16.4	(A)
			(11.7)	(L)
			(2.1)	(M)

Goodwill	12,503.3	4,500.0	(4,500.0)	(F)	(140.6)	(U)	19,605.7
			7,243.0	(G)
Total Assets	$31,863.4	$8,731.2	$5,388.8		$(303.6)		$45,679.8

Current Liabilities:
Short-term obligations and current maturities of long-term obligations	$987.7	$4.2					$991.9
Accounts payable	691.5	170.8	$(8.9)	(O)			853.4
Accrued payroll & employee benefits	432.0	306.8			$(5.6)	(U)	733.2
Deferred revenue	198.9	119.9	(29.0)	(J)			289.8
Other accrued expenses	815.9	350.3	121.6	(H)	(0.8)	(U)	1,291.0
			4.0	(M)

Total Current Liabilities	3,126.0	952.0	87.7		(6.4)		4,159.3

Deferred Income Taxes	1,609.9	245.5	(435.4)	(F)	(20.4)	(U)	4,335.0
			2,935.4	(H)

Other Long-term Liabilities	771.8	324.3	(6.1)	(K)	(1.6)	(U)	1,145.7
			(10.9)	(J)
			68.2	(M)

Long-term Obligations	9,499.6	2,066.8	209.9	(L)	(746.4)	(V)	16,029.9
			5,000.0	(A)

Shareholders' Equity:
Preferred stock
Common stock	369.6	2.2	(2.2)	(N)			404.5
			34.9	(A)
Capital in excess of par value	8,222.6	5,929.2	(5,929.2)	(N)			11,025.3
			2,905.1	(A)
			(102.4)	(A)
Retained earnings	8,753.3	1,812.8	(1,812.8)	(N)	471.2	(U)	9,069.5
			(116.8)	(A)
			(38.2)	(D)
Treasury stock, at cost	(412.2)	(2,641.2)	2,641.2	(N)			(412.2)
Accumulated other comprehensive items	(77.2)	39.6	(39.6)	(N)			(77.2)

Total Stockholders' Equity	16,856.1	5,142.6	(2,460.0)		471.2		20,009.9

Total Liabilities and Stockholders' Equity	$31,863.4	$8,731.2	$5,388.8		$(303.6)		$45,679.8

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Thermo Fisher Scientific Inc.

Unaudited Pro Forma Condensed Combined Statement of Income
Year Ended December 31, 2013
(In millions except per share amounts)

	Thermo Fisher Scientific As Reported	Life Technologies As Reported	Acquisition Adjustments		Disposition Adjustments		Pro Forma Combined

Revenues	$13,090.3	$3,872.0	$(107.1	) (O)	$(253.9	) (U)	$16,601.3

Costs and Operating Expenses:
Cost of revenues	7,561.2	1,625.3	(107.1	) (O)	(125.4	) (U)	8,924.8
			(280.7	) (F)
			251.5	(G)
Selling, general and administrative expenses	3,446.3	1,147.8	395.6	(G)	(57.6	) (U)	4,880.4
			(51.7	) (R)
Research and development expenses	395.5	352.8			(7.0	) (U)	741.3
Restructuring and other costs, net	77.7	106.7	(23.5	) (R)	(4.1	) (W)	156.8

	11,480.7	3,232.6	184.1		(194.1)		14,703.3

Operating Income	1,609.6	639.4	(291.2)		(59.8)		1,898.0
Other Income (Expense), Net	(290.1)	(120.6)	(162.7	) (P)	11.2	(V)	(510.0)
			52.2	(Q)

Income from Continuing Operations Before Income Taxes	1,319.5	518.8	(401.7)		(48.6)		1,388.0
(Provision for) Benefit from Income Taxes	(40.4)	(48.4)	112.3	(S)	19.0	(S)	42.5

Income from Continuing Operations	$1,279.1	$470.4	$(289.4)		$(29.6)		$1,430.5

Earnings per Share from Continuing Operations
Basic	$3.55						$3.62
Diluted	$3.50						$3.59

Weighted Average Shares
Basic	360.3		34.9	(T)			395.1
Diluted	365.8		33.0	(T)			398.8

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

THERMO FISHER SCIENTIFIC INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.             Basis of Presentation

        The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of the company and Life Technologies as of December 31, 2013. The unaudited pro forma condensed combined statement of income was prepared using the historical statements of income of the company and Life Technologies for the year ended December 31, 2013.  In addition, the unaudited pro forma financial statements give effect to the disposition of the company’s sera and media, gene modulation and magnetic beads businesses that were sold to GE Healthcare.

The unaudited pro forma condensed combined financial information was prepared by using the purchase method of accounting. In the unaudited pro forma condensed combined balance sheet, the company’s cost to acquire Life Technologies has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as the date of the acquisition. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by the company with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value.

2.             Purchase Price

                The following is a preliminary estimate of the purchase price for Life Technologies:

Estimated Purchase Price Including Debt Assumed and Cash Acquired (in millions, except per share amounts):

Number of Life Technologies shares acquired	173.4
Purchase price per share	$76.13
Cash consideration paid to Life Technologies shareholders	$13,204.3
Value of Life Technologies certain restricted stock units and stock options settled in cash	283.0
Total cash consideration	13,487.3
Debt assumed	2,046.7
Life Technologies cash on hand	(629.8)
Total purchase price	$14,904.2

                For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary estimate of the fair value of net assets acquired.

Purchase Price Allocation (in millions)
Current assets	$1,712.2
Property, plant and equipment	767.0
Definite lives intangible assets:
Customer relationships	5,925.5
Product technology	2,625.8
In-process research and development	73.2
Tradenames	240.6
Indefinite lives intangible assets- tradenames	448.2
Goodwill	7,243.0
Other assets	259.3
Liabilities assumed	(4,390.6)
$14,904.2

THERMO FISHER SCIENTIFIC INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

3.             Pro Forma Adjustments

                The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

(A)
Reflects the financing and the issuance of common stock incurred in connection with the acquisition of Life Technologies. In February 2014, the company borrowed $5.00 billion under a term loan agreement. In addition, in January and February 2014, the company issued 34.9 million shares under equity forward and subscription agreements for aggregate proceeds of $2.94 billion. In December 2013, the company issued senior notes totaling $3.2 billion. Proceeds from the term loan agreement, the senior notes, the equity forward and subscription agreements and cash on hand of $2.5 billion were used to fund the purchase price of Life Technologies. The company also incurred financing costs, underwriting fees and other stock and debt issuance costs in connection with these financing transactions.

(B)	Reflects an estimate of Thermo Fisher and Life Technologies remaining acquisition-related transaction costs (including advisory, legal and valuation fees). These amounts are expensed as incurred.

(C)
To adjust Life Technologies’ inventory to fair value. The cost of sales impact of the write-up of inventory to fair value has been excluded from the pro forma condensed combined statement of income as it is a non-recurring item.

(D)	Represents adjustments to conform Life Technologies accounting policies to Thermo Fisher accounting policies.

(E)	To adjust Life Technologies’ property, plant and equipment to fair value.

(F)	To eliminate Life Technologies’ existing goodwill, intangible assets, related deferred tax liabilities and amortization of the intangible assets.

(G)	To record goodwill and acquired intangible assets, and amortization of definite-lived intangible assets over a weighted average life of 14 years.

(H)	To record deferred taxes related to identified intangible assets and fair value adjustments, where required, at the estimated weighted average statutory tax rate.

(I)	To adjust Life Technologies’ other current assets to fair value.

(J)	Reflects the reduction in deferred revenue recorded by Life Technologies to the fair value of Thermo Fisher’s substantive performance obligation.

(K)	To adjust Life Technologies’ other long-term liabilities to fair value.
(L)	To adjust Life Technologies’ long-term debt to fair value and write-off Life Technologies’ deferred financing costs.
(M)	To adjust Life Technologies’ pensions and other post-retirement benefits and any associated assets to fair value.
(N)	To remove the historical equity accounts of Life Technologies.

(O)	To eliminate revenues, cost of revenues and the associated accounts receivable and payable for sales between the company and Life Technologies.

(P)
Reflects an adjustment to increase annual interest expense associated with the issuance of $5 billion for 3-year term loan facilities and $3.2 billion of senior notes to partially fund the acquisition. The estimated weighted average interest rate associated with these debt offerings is 2.1%.

(Q)	Reflects amortization associated with an increase in Life Technologies’ debt to fair value which is amortized over the weighted average remaining life of the obligations.

(R)
Reflects an adjustment of $51.7 million for Thermo Fisher acquisition-related costs, which include transaction costs (advisory, legal and valuation fees), and $23.5 million of Life Technologies acquisition-related costs which do not have a continuing impact and therefore are not reflected in the unaudited pro forma condensed combined statement of income.

THERMO FISHER SCIENTIFIC INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

(S)	To record the income tax effect on pro forma adjustments to income related to the acquisition and divestiture based upon the estimated weighted average statutory tax rate.
(T)
Represents an adjustment to weighted average shares outstanding under equity forward and subscription agreements giving effect to the issuance of 34.9 million common shares as of January 1, 2013, of which 1.9 million common shares under the equity forward agreement were already reflected in the diluted weighted average shares.

(U)
On March 21, 2014, the company sold its sera and media, gene modulation and magnetic beads businesses to GE Healthcare for approximately $1.06 billion.  The pro forma condensed combined balance sheet assumes the disposition of these businesses on December 31, 2013.  The pro forma condensed combined statement of income gives effect to the disposition of these businesses as if the transaction occurred on January 1, 2013.  The estimated net of tax gain has not been included in the pro forma condensed combined income statement but will be reflected in the income statement when the transaction is consummated.

(V)
To reflect the application of the proceeds from the disposition of the sera and media, gene modulation and magnetic beads businesses to pay down a portion of the 3-year term loan facility and reduction of related interest expense.

(W)
Reflects an adjustment for divestiture costs, which include transaction costs (advisory, legal and valuation fees), which do not have a continuing impact and therefore are not reflected in the unaudited pro forma condensed combined statement of income.